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                                Zytec Corporation
                             7575 Market Place Drive
                          Eden Prairie, Minnesota  55344

                                     PROXY

          This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby constitutes and appoints ____________ and _____________, and either of them, as proxy or proxies (the "Proxies"), each with the power to appoint his substitute, to represent and to vote, as designated below, all shares of common stock of Zytec Corporation ("Zytec") held of record by the undersigned at the close of business on __________, 1997 at the Special Meeting of Stockholders of Zytec (the "Special Meeting") to be held __________, 1997 or any adjournment thereof.

    1.   PROPOSAL TO APPROVE THE FOLLOWING RESOLUTION:

         RESOLVED, that the Agreement and Plan of Merger dated as of September 2, 1997 ("Merger Agreement") by and among Zytec, Computer Products, Inc. ("CPI") and CPI Acquisition Corp. ("Acquisition") whereby (i) Acquisition will be merged with Zytec, and the combined corporation resulting from such merger under the Merger Agreement will become a wholly-owned subsidiary of CPI, and (ii) shareholders of Zytec will receive 1.33 shares of CPI common stock for each share of Zytec common stock, is hereby authorized and approved.

              / /  FOR           / /  AGAINST        / /  ABSTAIN

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting; management is not presently aware of any such matters to be presented for action at the Special Meeting.

    The undersigned hereby ratifies and confirms all actions that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.


            (Please sign and date this Proxy on the reverse side.)


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    This Proxy, when properly executed, shall be voted in the manner indicated by the undersigned shareholder, but if no direction is made, this Proxy will be voted FOR the Merger Agreement.

                                       Please sign exactly as name
                                       appears below.  When shares are
                                       held jointly, both should sign.
                                       When signing as attorney,
                                       executor, administrator,
                                       trustee, guardian, or in some
                                       other fiduciary capacity, please
                                       give full title as such.  If a
                                       corporation, please sign in full
                                       corporate name by president or
                                       other authorized officer(s).  If
                                       a partnership, please sign in
                                       partnership name by authorized
                                       person(s).




                                       Dated: _________________________, 1997

                                       ______________________________________
                                       Signature


                                       ______________________________________
                                       Signature if held jointly


                (PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                    PROMPTLY, USING THE ENCLOSED ENVELOPE.)